                                  Exhibit 11.0


                    Computation of per share earnings (loss)

SUBURBAN BANCSHARES, INC.
EARNINGS PER SHARE CALCULATION                                       EXHIBIT 11
JUNE 30, 1995                                                            Page 1


STOCK PRICES - Closing Bid

                                                            Daily            End of
                                                            Average          Quarter
                          First quarter 1995                  1.34             1.25
                          Second quarter 1995                 1.43             1.63

                 For Warrants exercised:

                          April 1 thru May 17, 1995           1.32             1.44

20% TEST

                                                            # of Shares (1)             20%
         First quarter 1995                                 9,054,459                1,810,892
         Second quarter 1995                                9,091,663                1,818,333


                          (1)     Outstanding at end of period


EQUIVALENT SHARES - Description

         (A)  WARRANTS    - 2,014,705 outstanding at January 1, 1994
                            exercisable at $1.00 per share April 15 - May 15 and November 15 - Dec 15 in 1994 and 1995
                          - 28,105 exercised and issued  5/20/94
                          -  1,400 exercised and issued  6/20/94
                          - 23,585 exercised and issued 12/15/94
                          - 37,204 exercised and issued  5/17/95

         (B)  OPTIONS     - 350,000 exercisable at $0.10 per share when Company
                               attains a net income of $500,000 (i.e.
                               contingent shares, the conditions of which
                            are currently being met)


WEIGHTED AVERAGE COMMON SHARES OUTSTANDING

         First quarter 1995:      9,054,459     for   90 days  =    9,054,459

         Second quarter 1995:     9,054,459     for   46 days  =    4,576,979
                                  9,091,663     for   45 days  =    4,495,877
                                                                    ---------
                                                                    9,072,857

         Weighted average common shares outstanding year-to-date    9,063,709

SUBURBAN BANCSHARES, INC.                                         EXHIBIT 11
EARNINGS PER SHARE CALCULATION                                        PAGE 2
JUNE 30, 1995


INCREMENTAL SHARE CALCULATIONS


         WEIGHTED AVERAGE WARRANTS (w) AND OPTIONS (o) OUTSTANDING:

         First Qtr 1995:       1,961,615 (w)    for    90 days =    1,961,615
                                 350,000 (o)    for    90 days =      350,000

         Second Qtr 1995:      1,961,615 (w)    for    46 days =      991,586
                 issued 5/17   1,924,411 (w)    for    45 days =      951,632
                                 350,000 (o)    for    91 days =      350,000


         INCREMENTAL SHARES (2)

         First Qtr 1995:

                 Common and equivalent shares (primary)
                          Unexercised warrants thru period          497,723
                                                                                                497,723


                 Fully diluted
                          Unexercised warrants thru period          392,323
                                                                                                392,323


         Second Qtr 1995:

                 Common and equivalent shares (primary)
                          Unexercised warrants thru period          298,169
                          Warrants exercised 5/17                   230,699
                                                                                                528,868

                 Fully diluted
                          Unexercised thru period                   383,251
                          Exercised 5/17                            290,776
                                                                                                674,027


                        -------------------------------

         (2) Calculation of incremental shares:             (a)     average market price
                 primary = ((a-b)/a)*d                      (b)     exercise price
                 fully diluted = ((c-b)/c)*d                (c)     market price at end of period
                                                            (d)     weighted average common stock equivalent shares

SUBURBAN BANCSHARES, INC.
EARNINGS PER SHARE CALCULATION                                        EXHIBIT 11
JUNE 30, 1995                                                             Page 3


EARNINGS PER SHARE CALCULATION

                                                                                         1995
         COMMON AND EQUIVALENT SHARES (PRIMARY)             2QTR95                   YEAR-TO-DATE
                 EARNINGS                                     770,868                  938,803

                 SHARES & EQUIVALENT SHARES
                    Common Shares                           9,072,857                9,063,709
                    Incremental Shares (warrants)             528,868                  513,296
                    Contingent Shares (options)               350,000                  350,000
                                                            ---------                ---------

                          TOTAL                             9,951,725                9,927,005

                                  EPS                        0.077461                 0.094571


         FULLY DILUTED

                 EARNINGS                                     770,868                  938,803


                 SHARES & EQUIVALENT SHARES
                    Common Shares                           9,072,857                9,063,709
                    Incremental Shares (warrants)             674,027                  533,175
                    Contingent shares (options)               350,000                  350,000
                                                            ---------                ---------

                          TOTAL                             10,096,884               9,946,884

                                  EPS                        0.076347                 0.094382